UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2023

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2023, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), entered into a Fourth Amendment to Note and Warrant Purchase and Security Agreement (the “Amendment”), which amends that certain Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020 (as amended, the “NWPSA”), with the noteholder party thereto (the “Holder”) and NH Expansion Credit Fund Holdings LP, as agent (the “Agent”). The Amendment provides for (i) the extension of the Agent’s and the Holder’s forbearance of exercising their remedies arising from Existing Defaults (as defined in the NWPSA) to the earlier of (x) the occurrence of an event of default and (y) December 31, 2023.  The Amendment also added a non-refundable consent fee in an amount of two percent of the original principal amount of the notes issued pursuant to the NWPSA (the “Notes”), payable in cash on the maturity date or on such earlier date as provided for in the NWPSA, and defers interest that would otherwise have been due on June 30, 2023 and September 30, 2023.  Instead, this interest will be compounded and added to the principal amount of the Notes and bear interest at a rate of 20.25% per annum. Finally, the Amendment adds a covenant to the NWPSA that requires the Company to complete an equity financing that results in gross cash proceeds of at least $2.5 million by July 15, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, the Board of Directors of the Company completed a detailed review of the current functions and responsibilities of Lisa Sundstrom, Chief Talent Officer and Secretary of the Company, and based upon such review, determined that Ms. Sundstrom no longer satisfies the definition of “officer” set forth in Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or the definition of “executive officer” set forth in Rule 3b-7 under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Note and Warrant Purchase and Security Agreement, dated June 23, 2023, by and among the Company, the noteholder party thereto and NH Expansion Credit Fund Holdings LP, as agent.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: June 29, 2023	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer